Contact: Brad Cohen Public Relations Quantum Corp. (408) 944-4044 brad.cohen@quantum.com	For Release: May 10, 2011 1:05 p.m. PDT

QUANTUM NAMES DAVID ROBERSON TO BOARD OF DIRECTORS

Roberson Previously Served as Head of HP's StorageWorks Division and President and CEO of Hitachi Data Systems

SAN JOSE, Calif., May 10, 2011 - Quantum Corp. (NYSE:QTM), the leading global specialist in backup, recovery and archive, today announced that David Roberson has been appointed to Quantum's board of directors, effective May 6, 2011. Roberson was most recently a senior vice president at HP, where he led the company's StorageWorks Division. He has also served as president and CEO of Hitachi Data Systems and has nearly 30 years of executive management experience in technology.

"Dave is a long-standing leader in the storage industry and brings a wealth of knowledge and expertise to the board," said Jon Gacek, CEO of Quantum. "This will be particularly valuable as we focus on driving increased growth through new data protection and management solutions, additional channels and more partnerships."

From 2007 to 2011, Roberson was senior vice president, Enterprise Servers, Storage and Networking at HP, where he also served as general manager of the StorageWorks Division for three of these years. His vision and strategy helped HP build and deliver storage solutions that enabled customers of all sizes to manage explosive data growth while driving down the long-term cost of maintaining such data. Roberson also played a leading role in the company's acquisitions of LeftHand Networks, IBRIX and 3PAR, which placed HP in a stronger strategic position and drove industry-leading growth in key markets.

Prior to HP, Roberson spent 26 years at Hitachi Data Systems, starting as corporate counsel and rising through the company to become president and CEO, a position he held from 2006 to 2007. In this role and as COO for six years, Roberson was instrumental in transitioning HDS from a mainframe company to a leading, global storage solutions provider, including expanding the company's worldwide channel and securing new business partnerships.

Roberson has served as a board member of numerous public and private companies spanning various industries, as well as several non-profit organizations. In addition to Quantum, he currently serves on the boards of International Game Technology Corporation and
TransLattice, Inc.

About Quantum

Quantum Corp. (NYSE:QTM) is the leading global specialist in backup, recovery, and archive. From small businesses to multinational enterprises, more than 50,000 customers trust Quantum to solve their data protection, retention and management challenges. Quantum's best-of-breed, open systems solutions provide significant storage efficiencies and cost savings while minimizing risk and protecting prior investments. They include three market-leading, highly scalable platforms: DXi®-Series disk-based deduplication and replication systems for fast backup and restore, Scalar® tape automation products for disaster recovery and long-term data retention, and StorNext® data management software for high-performance file sharing and archiving. Quantum Corp., 1650 Technology Drive, Suite 800, San Jose, CA 95110, (408) 944-4000, www.quantum.com.

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"Safe Harbor" Statement: This press release contains "forward-looking" statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Specifically, but without limitation, statements relating to driving increased growth through new data protection and management solutions, additional channels and more partnerships, may be forward-looking statements within the meaning of the Safe Harbor. All forward-looking statements in this press release are based on information available to Quantum on the date hereof. These statements involve known and unknown risks, uncertainties and other factors that may cause Quantum's actual results to differ materially from those implied by the forward-looking statements. These risks include operational difficulties, unforeseen technical limitations, unexpected material deviation in product operation, the ability of competitors to introduce new solutions that compete more successfully with our solutions, unexpected changes in market conditions and unanticipated changes in customers' needs or requirements, as well as the risks set forth in Quantum's periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled "Risk Factors," in Quantum's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on February 8, 2011 and in Quantum's Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 11, 2010. Quantum expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.